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      [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP APPEARS HERE]


                                 June 26, 1998

Security Capital Real Estate Mutual Funds Incorporated
11 South LaSalle Street
Chicago, Illinois 60603

                Re: Security Capital Real Estate Mutual Funds Incorporated Registration Statement on Form N-1A
                     (Registration Nos. 333-20649 and 811-8033)
                     ------------------------------------------------------

Ladies and Gentlmen:

                We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Counsel and Independent Accountants." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,


                                /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                Ballard Spahr Andrews & Ingersoll, LLP